Exhibit 99.1

VeriSign® Appoints Edward Mueller to Board of Directors

Industry Veteran Brings 30 Years of Global Consumer and Telecommunications Expertise

Mountain View, CA – March 22, 2005 -VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today announced the appointment of Edward A. Mueller, Chief Executive Officer of Williams-Sonoma, to its Board of Directors. With more than 30 years of experience in global business development for both the telecommunications and retail industries, Mr. Mueller’s broad experience in sales, marketing, customer service and operations and extensive technical background will provide strategic depth to VeriSign’s Board of Directors.

“As VeriSign continues to expand its Intelligent Infrastructure portfolio, including the expansion of communications, commerce and content offerings for carriers, Edward Mueller’s extensive experience in the telecommunications and retail markets will be invaluable to our company,” said Stratton Sclavos, Chairman and Chief Executive Officer, VeriSign, Inc.

“This is an exciting time for me to join VeriSign’s Board of Directors,” said Mr. Mueller. “As enterprises contend with the ever-increasing complexities of next-generation networks, VeriSign’s intelligent infrastructure services will enable them to provide value-added services for their customers.

Edward Mueller joined Williams–Sonoma, Inc. as Chief Executive Officer in January 2003. Mr. Mueller has served on the Williams–Sonoma, Inc. Board of Directors since 1999, and also served in various corporate governance roles on the board.

Prior to joining Williams-Sonoma, Mr. Mueller served as President and Chief Executive Officer of SBC Ameritech, a subsidiary of SBC Communications Inc., a telecommunications company with revenues in excess of $40 billion. Mr. Mueller joined the SBC organization in 1968, and held numerous executive level positions in the company, including President and Chief Executive Officer of Southwestern Bell Telephone, President and Chief Executive Officer of Pacific Bell, and President of SBC International Operations.

Edward Mueller joins VeriSign’s Board of Directors as Kevin R. Compton, General Partner at Kleiner Perkins Caufield & Byers departs from his position on the Board. Mr. Compton had served since February 1996.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today’s complex, global networks. Additional news and information about the company is available at www.verisign.com.

For more information, contact:

VeriSign Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650.426.5270

VeriSign Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services; the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues; risks related to potential security breaches; and the risks that acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release. VeriSign is a registered trademark of VeriSign, Inc. Other names used in this announcement may be trademarks of their respective owners.

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